Exhibit 99.1

SpringHill Suites
Marriott

SEPTEMBER 30, 2012

APPLE REIT EIGHT *2012 Third Quarter*

DEAR SHAREHOLDER, Beginning in 2011 and continuing through the first nine months of this year, performance of the Apple REIT Eight, Inc. portfolio of hotels has improved from the challenging economic conditions that negatively affected the hotel industry in 2009 and 2010. Based on Company and industry trends, we anticipate a low single-digit percentage increase in funds from operations for the fourth quarter of 2012 as compared to the same period of 2011. Although multiple factors within the hotel industry and the general economy will contribute to the pace at which our hotels continue to improve, I am optimistic that the future of Apple REIT Eight is positive.

The 51 Marriott® - and Hilton® - branded hotels of the Apple REIT Eight portfolio are diversified across 19 states and continue to be leaders within their respective markets. For the three-month periods ending September 30, 2012 and 2011, our hotels achieved an average occupancy rate of 78 percent for each period, an average daily rate (ADR) of $121 and $118, and revenue per available room (RevPAR) of $94 and $92, respectively. For the nine-month periods ending September 30, 2012 and 2011, our hotels achieved an average occupancy rate of 75 percent and 74 percent, ADR of $116 and $113, and RevPAR of $87 and $84, respectively. Driven by steady increases in ADR, RevPAR at our hotels increased by approximately two percent and nearly four percent this year as compared to the same three- and nine-month periods of 2011, respectively.

Funds from operations (FFO) for the third quarter of this year totaled $14.6 million, or $0.16 per share, and for the nine-month period ending September 30, 2012, FFO was $35.2 million, or $0.38 per share. These results were down slightly as compared to FFO for the same periods of 2011, which totaled $16.1 million, or $0.17 per share, and $36.8 million, or $0.39 per share, respectively (2011 included a gain of $1.1 million related to debt restructuring). Over the first nine months of the year, the Company paid distributions of approximately $0.41 per share.

Since the time of the Company’s first distribution payment through October 31, 2012, we have paid approximately $3.98 per share, or $343 million, in shareholder distributions. Additionally the Company has maintained a conservative balance sheet, with a debt level of approximately 26 percent as compared to our total initial capitalization. Our annualized distribution rate of $0.55 per share is closely monitored, taking into account varying economic cycles and capital improvements, as well as current and projected hotel performance, and adjustments may be made as needed, based on available cash resources.

Our team at Apple REIT Eight remains committed to maximizing shareholder value through our conservative approach to the ownership of high-quality, well-branded hotels. If hotel industry fundamentals continue to strengthen as analysts have forecasted, I am confident the Company is positioned to take advantage of improving conditions. I look forward to sharing our continued progress with you in upcoming shareholder communications.

Sincerely,

Glade M. Knight

Chairman and Chief Executive Officer

Statements of Operations (Unaudited)

(In thousands except statistical data)	Three months ended Sept. 30, 2012	Three months ended Sept. 30, 2011	Nine months ended Sept. 30, 2012	Nine months ended Sept. 30, 2011
REVENUES
Room revenue	$51,894	$50,138	$142,118	$136,023
Other revenue	3,736	3,792	10,360	10,107

Total revenue	$55,630	$53,930	$152,478	$146,130

EXPENSES
Direct operating expense	$14,184	$13,569	$40,039	$37,668
Other hotel operating expenses	21,432	21,224	61,269	60,053
General and administrative	1,548	1,335	5,050	3,874
Depreciation	9,287	8,961	27,613	26,990
Net gain from mortgage debt restructuring	-	(1,093)	-	(1,093)
Interest expense, net	3,844	2,797	10,884	8,836

Total expenses	$50,295	$46,793	$144,855	$136,328

NET INCOME
Net income	$5,335	$7,137	$7,623	$9,802

Net income per share	$0.06	$0.08	$0.08	$0.10

FUNDS FROM OPERATIONS (A)
Net income	$5,335	$7,137	$7,623	$9,802
Depreciation of real estate owned	9,287	8,961	27,613	26,990

Funds from operations (FFO)	$14,622	$16,098	$35,236	$36,792

FFO per share	$0.16	$0.17	$0.38	$0.39

WEIGHTED-AVERAGE SHARES OUTSTANDING	92,968	93,930	93,123	94,162

OPERATING STATISTICS
Occupancy	78%	78%	75%	74%
Average daily rate	$121	$118	$116	$113
RevPAR	$94	$92	$87	$84
Number of hotels	51	51
Distributions per share	$0.14	$0.14	$0.41	$0.52

Balance Sheet Highlights (Unaudited)

(In thousands)		September 30, 2012		December 31, 2011
ASSETS
Investment in real estate, net		$897,071		$914,594
Other assets		28,270		21,115

Total assets		$925,341		$935,709

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable		$257,219		$236,257
Other liabilities		32,321		27,464

Total liabilities		289,540		263,721
Total shareholders’ equity		635,801		671,988

Total liabilities & shareholders’ equity		$925,341		$935,709

(A) Funds from operations (FFO) is defined as net income (loss) (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at September 30, 2012 and the results of operations for the interim period ended September 30, 2012. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Eight, Inc. 2011 Annual Report.

Hampton Inn

Clockwise from left: HAMPTON INN, DUNN, NC; COURTYARD, TEXARKANA, TX; COURTYARD, HARRISONBURG, VA

COURTYARD
Marriott

CORPORATE PROFILE Apple REIT Eight, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels that generate attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn & Suites® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott® Hotels & Resorts, Renaissance® Hotels, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn®, and Hampton Inn & Suites® brands. Our portfolio consists of 51 hotels, containing a total of 5,912 guestrooms in 19 states. MISSION Apple REIT Eight, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

Cover images from left to right, top to bottom: SPRINGHILL SUITES, GREENSBORO, NC; HOMEWOOD SUITES, SAN JOSE, CA; COURTYARD, CHARLOTTESVILLE, VA; RENAISSANCE NEW YORK HOTEL 57, NEW YORK CITY, NY; COURTYARD, CAROLINA BEACH, NC; HAMPTON INN, CONCORD, NC

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; the outcome of current and future litigation and regulatory proceedings or inquiries; and the ability of the company to implement its operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “TownePlace Suites® by Marriott®,” “Residence Inn® by Marriott®” and “Renaissance Hotels & Resorts®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Eight or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Eight offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Eight shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hampton Inn & Suites®,” “Hilton Garden Inn®” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Eight, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Eight offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Eight shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.

Market Diversity

STATE/CITY	Portfolio of hotels
ALABAMA
Birmingham
ARKANSAS
Rogers (2), Springdale
CALIFORNIA
Burbank, Cypress, Oceanside, Sacramento, San Jose, Tulare
FLORIDA
Jacksonville, Orlando/Sanford, Tallahassee, Tampa
GEORGIA
Savannah (2)
KANSAS
Overland Park (3), Wichita
KENTUCKY
Bowling Green
MARYLAND
Annapolis
MASSACHUSETTS
Marlborough, Westford (2)
MISSOURI
Kansas City
NEW JERSEY
Somerset
NEW YORK
New York City
NORTH CAROLINA
Carolina Beach, Concord, Dunn, Fayetteville, Greensboro, Matthews, Wilmington, Winston-Salem
OKLAHOMA
Tulsa/South-Bixby
SOUTH CAROLINA
Columbia, Greenville, Hilton Head
TENNESSEE
Chattanooga
TEXAS
Texarkana (2)
VIRGINIA
Charlottesville, Harrisonburg, Norfolk/Chesapeake, Suffolk/Chesapeake (2), Virginia Beach (2)
WASHINGTON
Tukwila

CORPORATE HEADQUARTERS
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(804) 344-8129 FAX
www.applereiteight.com

INVESTOR INFORMATION
For additional information about the
Company, please contact: Kelly Clarke,
Director of Investor Services
(804) 727-6321 or
kclarke@applereit.com